UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2008
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Appointment of Alan Fortier as a Director. On July 31, 2008, Graham Corporation (the “Company”) announced the appointment of Alan Fortier to its Board of Directors. Mr. Fortier was appointed to fill a existing vacancy in the Company’s class of Directors with a term expiring at the 2009 Annual Meeting of Stockholders and his appointment increases the number of Directors from six to seven. Mr. Fortier will serve on both the Board’s Audit and Compensation Committees.
     Mr. Fortier, age 51, has served since 1988 as President of Fortier & Associates, Inc., a strategy and profit improvement consulting firm focused on petrochemicals and capital goods companies. Mr. Fortier received his B.S. in Chemical Engineering from Cooper Union and his MBA from The Harvard Business School.
     There are no arrangements or understandings between Mr. Fortier and any other persons with respect to his appointment as a Director. Since April 1, 2007 there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Fortier, or any member of his immediate family, had, or will have, a direct or indirect material interest.
     Upon Mr. Fortier’s appointment to the Board of Directors, he became eligible to receive equity and cash compensation in accordance with the Company’s previously adopted compensation arrangements for independent directors, as described in the section of the Company’s 2008 proxy statement dated June 17, 2008 entitled “Director Compensation Programs”, which description is incorporated herein by reference. In connection with such eligibility, on July 31, 2008, the Compensation Committee awarded Mr. Fortier a stock option for 462 shares under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value. Such stock options have an exercise price of $89.00 per share (that being that closing price of the Company’s Common Stock on the American Stock Exchange on such date), vest 25% per year over four years and expire ten years from the date of grant.
          The Company’s press release announcing the appointment of Mr. Fortier to the Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1.
          Appointment of Jennifer Condame as Chief Accounting Officer and Controller. On July 31, 2008, the Company’s Board of Directors also formally appointed Jennifer Condame as its Chief Accounting Officer and Controller. In such capacity, Ms. Condame will be responsible for the control and oversight of the Company’s accounting and financial reporting functions.
          Mr. Condame, age 43, has been the Company’s Controller since 1994. Previously, and from 1992 to 1994, she was the Company’s Manager of Accounting and Financial Reporting. Prior to joining the Company in 1992, Ms. Condame was employed by PricewaterhouseCoopers LLP as an Audit Manager.
          There are no arrangements or understandings between Ms. Condame and any other persons with respect to her expected appointment as the Company’s Chief Accounting Officer and Controller. Since April 1, 2007, there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Ms. Condame or any member of her immediate family, had, or will have, a direct or indirect material interest.
     On July 31, 2008, the Compensation Committee approved an annual base salary of $125,000 for Ms. Condame. On the same day, the Compensation Committee also approved the grant of 500 stock options to Ms. Condame. Such stock options were made under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value and have an exercise price of $89.00 per share (that being that closing price of the Company’s Common Stock on the American Stock Exchange on such date), vest 25% per year over four years and expire ten years from the date of grant.
     Ms. Condame is also eligible to participate in the Company’s bonus plans and arrangements as may be in effect from time to time and is eligible to participate in certain of the Company’s Annual Stock-Based Incentive Award Plan for Senior Executives (the “Incentive Plan”). The Company’s bonus plans and arrangements in which Ms. Condame is expected to participate are more fully described under the sections of the Company’s 2008 proxy statement dated June 17, 2008 entitled “Compensation of Named Executive Officers and Directors — Annual Incentive Cash Compensation,” and “— Long Term Equity Incentive Compensation — Options”, which descriptions are incorporated herein by reference. Ms. Condame will also be eligible to receive the benefits described in the sections of the 2008 proxy statement entitled “Compensation of Named Executive Officers and Directors — Perquisites and Other Personal Benefits” and “ — Retirement Benefits,” which descriptions are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 31, 2008 of Graham Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: August 1, 2008	By:	/s/ James R. Lines
James R. Lines
Chief Executive Officer